Exhibit 99.4

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O FIRST DEFIANCE FINANCIAL CORP. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 9, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 9, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E86394-S93110	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST DEFIANCE FINANCIAL CORP.

The Board of Directors recommends you vote FOR proposals 1 through 5.

		For	Against	Abstain

1.

To adopt the Agreement and Plan of Merger, dated as of September 9, 2019, as amended from time to time, by and between First Defiance Financial Corp. (“First Defiance”) and United Community Financial Corp.;

		☐	☐	☐

2.	To approve the Amended and Restated Articles of Incorporation of First Defiance;	☐	☐	☐

3.	To approve the Amended and Restated Code of Regulations of First Defiance;	☐	☐	☐

4.	To approve, on a non-binding, advisory basis, the compensation to be paid to First Defiance’s named executive officers that is based on or otherwise relates to the merger; and	☐	☐	☐

5.	To approve the adjournment of the First Defiance special meeting, if necessary or appropriate, to permit further solicitation of proxies.	☐	☐	☐

NOTE: The undersigned shareholder(s) authorize(s) the individuals designated in this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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E86395-S93110

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

FIRST DEFIANCE FINANCIAL CORP.

SPECIAL MEETING OF SHAREHOLDERS

December 10, 2019 1:00 p.m. Local Time

The undersigned hereby appoints the Board of Directors of First Defiance Financial Corp. (the “Company”) as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on October 25, 2019 at the Special Meeting of Shareholders to be held at the First Federal Operations Center located at 25600 Elliott Road, Defiance, OH 43512, on December 10, 2019, at 1:00 p.m., local time, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side